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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated February 27, 2004, except as to the paragraph titled "Restatement" in Note 1, which is as of May 10, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in Input/Output, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003, as amended by Form 10-K/A-1 and Form 10-K/A-2. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



Houston, Texas
May 10, 2004